Valneva SE 6-K

Exhibit 10.1

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SETTLEMENT AGREEMENT

This Agreement is made the 15th day of June 2022

Between:

(1)	Valneva Austria GMBH, a company registered in Austria (company number FN 389960 x /HG Wien) whose registered address is at Campus Vienna Biocenter 3,1030 Vienna, Austria (“Valneva”);

(2)	Valneva S.E., a company registered in France (company number 422,497,560) whose registered address is at 6 rue Alain Bombard 44800 Saint Herblain, France (“Parent”) and together with Valneva (the “Valneva Parties”);

(3)	The Secretary of State for Business, Energy and Industrial Strategy, acting on behalf of the Crown, whose principal office is at 1 Victoria Street, London, SW1H 0ET (“BEIS”); and

(4)	The Secretary of State for Health and Social Care, acting on behalf of the Crown, whose registered address is at 39 Victoria Street, Westminster, London SW1H 0EU (“DHSC”) and together with BEIS (the “Government Parties”),

(each a “Party”, and collectively, the “Parties”).

Background:

(A)	Commencing on 13 September 2020, one or more of the Parties entered into a series of arrangements for, amongst other things, the development, manufacture and supply of a vaccine to target and vaccinate humans against infections caused by the SARS-CoV-2 virus (“Vaccine”) which included Valneva upgrading and validating existing and new manufacturing facilities. These arrangements included, without limitation:

a.	a supply agreement entered into between Valneva and BEIS dated 13 September 2020, as amended on 17 December 2020 and 30 January 2021 (the “Supply Agreement”);

b.	a contract in respect of Covid-19 UK-based clinical trials entered into between Valneva and DHSC on 13 September 2020 (the “CTA”);

c.	a deed of guarantee entered into between the Parent and BEIS with respect to the Supply Agreement and the CTA (the “Guarantee”);

d.	[***] and

e.	[***]

(B)	On 10 September 2021, BEIS served effective notices (the “Termination Notice”) on Valneva and the Parent terminating the Supply Agreement.

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(C)	A dispute and/or disagreement has arisen between the Parties concerning:

[***] (collectively, the “Dispute”).

(D)	This agreement (the “Agreement”) sets out the terms on which the Parties have agreed the full and final settlement of the Dispute.

(E)	In particular, the parties have agreed that, in consideration for the waiver of all claims in respect of [***] the royalty provisions of the Supply Agreement will be amended such that the total [***] shall, in respect of Relevant Non-UK Sales (as defined below), not be payable to BEIS by Valneva and shall instead be applied as Government Advance Payments.

It is agreed that:

1.	Definitions and Interpretation

1.1	Capitalised terms defined in Clause 1 (Definitions) of the Supply Agreement shall have the same meanings when used in this Agreement except where the context otherwise requires or where the same capitalised term is otherwise defined in this Agreement.

1.2	The following words and expressions shall have the following meanings in this Agreement:

“Government Related Parties” means all Central Government Bodies (and each of their respective officers, directors, employees, contractors and consultants) and ministers of Her Majesty's Government of the United Kingdom.

“Liability” means any demand, liability, damage, cost, obligation, complaint, claim, counterclaim, right of set-off, right to net, indemnity, right of contribution, cause of action (including, without limitation, in negligence or based on fraud), administrative, regulatory claim or infraction, petition, right or interest of any kind or nature whatsoever, whether in law or equity, direct or indirect, joint or several, foreseen or unforeseen, contingent or actual, accrued or unaccrued, liquidated or unliquidated, present or future, known or unknown, disclosed or undisclosed, suspected or unsuspected, however and whenever arising and in whatever capacity and jurisdiction;

“Related Parties” means Government Related Parties and Valneva Related Parties, respectively.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Vaccine Project” means the arrangements, including the agreements and negotiations, described and defined in recital (A) above.

“Valneva Related Parties” means (i) Valneva’s subsidiaries and Affiliates, (ii) the Parent’s subsidiaries and affiliates (with affiliates having the same meaning as the defined term Affiliate as if the word “Valneva” were substituted for the word “Parent”), and in each case those entities’ officers, directors, respective employees, contractors and consultants.

2.	Effect of this Agreement

This Agreement shall be effective from 15 June 2022 (the “Settlement Effective Date”).

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3.	The Supply Agreement

3.1	The parties acknowledge and agree that the Supply Agreement has terminated and shall be of no further effect save that Clauses 1 (in respect of any definition which is used in any of the following provisions), 7.8, 7.11, 7.12, 14 (to the extent payments are or become due to BEIS) 15.4, 16, 20, 22, 26.1.4, 26.3 and 31 of the Supply Agreement shall remain in full force and effect subject to clause 3.2 below.

3.2	In consideration for the full and final settlement of all claims by the parties in accordance with clause 5 below, Clause 7.12 of the Supply Agreement shall be deleted in its entirety and replaced by the following:

The following calculations (and, where relevant, payments and accruals) shall be made with respect to the royalties and the net sales made by or on behalf of Valneva, its Affiliates, licensees and successors in interest, of the Product to non-UK customers of the Product manufactured using the Facilities (“Relevant Non-UK Sales”):

(a)	in respect of the amount of net sales from Relevant Non-UK Sales made up to the value of [***]:

(i)	no royalty shall be payable to the Authority in respect of such portion of Relevant Non-UK Sales, and

(ii)	in consideration of no royalties being payable on such portion of Relevant Non-UK Sales as provided for under (i), an amount equal to [***] (being [***] per cent of the Relevant Non-UK Sales) shall accrue and credit to and be added to the specified amount calculated in accordance with Clause 7.11 and the definition of Government Advance Payment (for the purposes of Clause 16 as if, in each case, such amount was paid by the Authority to Valneva pursuant to the Supply Agreement) (such amount being the “Accrued Amount”);

(b)	in respect of any amount of net sales from Relevant Non-UK Sales which exceed [***] but do not exceed [***], Valneva will pay a royalty to the Authority at a rate of [***] percent;

(c)	in no event will the aggregate of the Accrued Amounts under Clause 7.12(a) and the royalties paid under Clause 7.12(b) exceed EUR 100m;

(d)	commencing with the first Relevant Non-UK Sales, Valneva shall thereafter issue reports on a quarterly basis within [***] of the end of the relevant [***] setting out the calculations of the amounts. Such obligation shall continue until the aggregate of the Accrued Amounts under Clause 7.12(a) and all royalties paid under Clause 7.12(b) first reaches EUR 100m.

(e)	To the extent any royalty is payable pursuant to this Clause 7.12 the Authority shall issue an invoice for the royalty due for such preceding [***] and such amount which shall be paid by Valneva within [***] (and the provisions of Clause 14 of the Supply Agreement shall apply mutatis mutandis to such payments). The Authority shall have the right on an [***] basis to have a Third Party accountant audit all records applicable to Relevant Non-UK Sales, net sales, the Accrued Amount and royalties. Should the Accrued Amounts or royalty be underreported by Valneva by more than [***] percent in the applicable period then Valneva shall [***]. Valneva shall procure that the royalties shall be paid on Relevant Non-UK Sales notwithstanding whether the sale was made by or on behalf of it, its Affiliates, licensees or successors in interest. For the purpose of calculating any sums due under this clause 7.12 (including the calculation of Net Sales in Pound Sterling, Euro and currencies other than those), Valneva shall convert any amount expressed in a currency into Pounds Sterling and Euro equivalents using its standard exchange-rate conversion methodology consistent with the accounting standards used by Valneva in the preparation of its annual accounts, and shall report the same to the Authority.

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3.3	Valneva warrants to BEIS at the Settlement Effective Date that [***].

3.4	The Parties acknowledge, agree and confirm that:

(a)	Clause 7.11 of the Supply Agreement shall apply notwithstanding termination of the Supply Agreement;

(b)	the termination of the Supply Agreement has triggered application of the provisions of Clause 16;

(c)	neither BEIS nor DHSC are liable for any VAT on any sums invoiced by Valneva under the Supply Agreement or CTA.

4.	The CTA

4.1	The Parties acknowledge, agree and confirm that:

(a)	the CTA remains in full force and effect on its terms as agreed on 13 September 2020;

(b)	the maximum sums payable [***] by DHSC in respect of the CTA and the clinical trials conducted thereunder [***] (the “Cap”) and there is no obligation, liability or commitment for DHSC or any Government Related Party to pay any sums in excess of the Cap;

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

4.2	[***]

5.	Release

5.1	Subject to the amendments to the Supply Agreement in accordance with the terms of Clause 3 above, this Agreement is made in full and final settlement of all claims (and all Liabilities associated therewith) that any Party has or may have against any other Party or any Related Party in respect of the Dispute. Accordingly, subject to the following provisions of this clause:

(a)	the Valneva Parties hereby irrevocably and forever waive and release [***] in respect of the Dispute; and

(b)	the Government Parties hereby irrevocably and forever waive and release [***] in respect of the Dispute.

5.2	Without limiting the generality of clause 5.1:

(a)	Valneva hereby irrevocably waives any and all claims to [***]; and

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(b)	without prejudice to the operation of the continuing provisions of the Supply Agreement (including, without limitation, Clause 7.11, 7.12 and 16) BEIS hereby irrevocably waives any and all claims [***].

5.3	The release under clause 5.1 shall apply to Government Related Parties and Valneva Related Parties.

5.4	Each Party agrees that it will not bring any proceedings or claims against any Related Party in relation to a claim that is released by virtue of this Agreement or otherwise assert such a claim against any Related Party.

5.5	The release under this clause 5 shall not apply to:

(a)	any fraudulent or criminal act;

(b)	any liability that a party may have in respect of Tax;

(c)	any act or omission existing on or after the Settlement Effective Date in respect of (i) surviving provisions of the Supply Agreement; (ii) the CTA; and/or (iii) the MTAs;

(d)	any breach of the warranty at clause 3.3;

(e)	any agreement, claim or Liability between any Valneva Related Parties and any NHS trusts, centres or sites that have undertaken or are undertaking any clinical trial work in connection with the Vaccine Project.

6.	Costs

Each Party shall bear its own legal costs in relation to the Dispute and this Agreement.

7.	No Rights of Third Parties

7.1	Subject to clause 7.2, this Agreement shall not confer any rights on any third party pursuant to the provisions of the Contracts (Rights of Third Parties) Act 1999.

7.2	Clause 7.1 shall not restrict the operation of clause 5 of this Agreement provided that the Parties may amend this Agreement by agreement between them without the consent of any other person who benefits from the release under clause 5.

8.	Confidentiality and Announcements

8.1	Each Party shall keep the terms of this Agreement confidential and shall not divulge or communicate those terms to any third party without the consent of the other Party to this Agreement. If disclosure of any terms of this Agreement, other than pursuant to clause 8.3 below, is required to be made pursuant to a mandatory obligation under law, the normal operations of Government or Parliament, or the mandatory requirement and rules of any relevant securities exchange, then (i) any such disclosure shall be limited to the minimum information that must be included to comply with such law, operations, requirement or rule; and (ii) to the extent not prohibited by law, any such disclosure must first be agreed between the Parties (acting reasonably, such agreement not to be unreasonably withheld or delayed) prior to being made (unless it is being disclosed by the UK Government as part of its normal operations of Government or Parliament). Notwithstanding the foregoing, a Party may disclose this Agreement (a) under strict obligations of confidentiality to the relevant Party's auditors, accountants, legal advisers, insurers, bankers or regulators; or (b) to the minimum extent necessary for the purposes of enforcing its terms provided that the disclosing Party shall first seek confidential treatment of the same.

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8.2	Following this Agreement becoming effective on the Settlement Effective Date, the Parties shall be free to issue their respective statements in the form attached to this Agreement as Appendix One, provided that (i) Valneva's public statement identified in Appendix One shall be first issued by Valneva on the Settlement Effective Date but after European market trading hours on that date; and (ii) the Government Parties' public statement identified in Appendix One shall only be issued at the same time as or following Valneva's public statement.

8.3	Other than the public statement agreed to be issued under clause 8.2, no press release or other communication with the media or other public communication of the terms of this Agreement shall be made save by written agreement of all Parties PROVIDED THAT if a Party needs to or is required to make any statement pursuant to any mandatory obligation under law, the normal operations of Government or Parliament, or the rules of any securities exchange then the Party needing to or required to make such disclosure may do so but shall (i) where it is legally permitted to do so, first give advance written notice to the other Parties including the definitive statement to be made (or, in the case of financial reporting or disclosure requirements, an explanation of the nature of the disclosure or reporting to be made), and shall take into account and adopt any reasonable comments provided by the other Parties on the proposed statement; and (ii) only disclose, to the minimum extent necessary, such information concerning this Agreement as is required by such law or rule. Where a disclosure is being made by the UK Government as part of its normal operations of Government or Parliament then the provisions of (i) and (ii) above shall not apply.

9.	No Admission

The Parties agree that, by entering into this Agreement, neither Party makes any admission in relation to any matter alleged by the other in connection with the Dispute. Furthermore, the Parties agree that nothing in this Agreement shall amount to any waiver of privilege, including any parliamentary privilege.

10.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties relating to its subject matter, and supersedes and extinguishes any prior undertakings, representations, warranties, conditions and arrangements of any nature, whether in writing or oral, relating to that subject matter. Each Party represents and warrants that it has conducted such enquiries and taken such advice as it considers necessary in order to enter into this Agreement and that, in doing so, it has not relied on anything said or done, or not said or not done, by or on behalf of any Related Party except to the extent that it is set out expressly in this Agreement. In particular, each Party acknowledges and agrees that: it was not induced to enter into this Agreement by any representation or statement made by any Related Party (including, without limitation, statements and representations made in correspondence, statements of case, witness statements or other documents prepared, filed or served in relation to or for the purposes of the Dispute); that it has not relied on any such representation or statement.

11.	Notices

11.1	Any notice under or in connection with this Agreement (a “Notice”):

(a)	shall be in writing;

(b)	shall be in the English language; and

(c)	may be delivered personally or sent by first class post (and air mail if overseas) to the Party due to receive the Notice at the relevant address set out in clause 11.2 or to another address or person specified by that Party by not less than seven days' written notice to the other Party in substitution for one or more of those set out in clause 11.2.

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11.2	The addresses referred to in clause 11.1(c) are:

(a)	in the case of Valneva:

Address: Campus Vienna Biocenter 3, 1030 Vienna, Austria

Marked for the attention of [***].

(b)	in the case of Parent:

Address: 6 rue Alain Bombard, 44800 Saint Herblain, France

Marked for the attention of [***].

(c)	in the case of BEIS:

Address: 1 Victoria Street, Westminster, London, SW1H 0ET

Marked for the attention of [***].

(d)	in the case of DHSC:

Address: 39 Victoria Street, Westminster, London, SW1H 0EU

Marked for the attention of [***]

11.3	A Notice shall be deemed to be given as set out below:

(a)	if hand delivered, upon being handed personally to the addressee (or, where the addressee is a corporation, any one of its directors or its secretary) or being left in a letter box or other appropriate place for the receipt of letters at the relevant Party's address as set out in clause 11.2;

(b)	if sent by first class registered post, at 10 a.m. on the second Business Day after posting or if overseas by international recorded post, at 10 a.m. on the fifth Business Day after posting.

11.4	No Notice will be deemed validly served if sent by email, unless the Party to whom a Notice is being sent has previously expressly agreed to receive a Notice by email and confirmed the applicable email address to be used.

12.	General

12.1	The Parties represent and warrant to each other that they have the capacity, power and authority to enter into and perform this Agreement, that each of those who execute this Agreement on their behalf are duly authorised to do so, and that this Agreement gives rise to legal, valid, binding and enforceable obligations on each Party.

12.2	If any provision of this Agreement is illegal or unenforceable, whether in whole or in part, the validity and enforceability of the remainder of this Agreement shall not be affected.

12.3	Each Party warrants to the other that, as at the date of this Agreement, no claim form has been issued, proceedings commenced, arbitration notice served or other action taken to commence any litigation or arbitration, whether pending or served, arising out of or connected with the Dispute, nor, to the best of its knowledge, are any contemplated by any of the Related Parties.

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12.4	Each Party agrees, represents and warrants to each of the other Parties that it has not assigned, transferred, declared a trust of the benefit of or in any other way alienated any of its rights in or with regard to any claim in respect of the Dispute, whether in whole or in part.

12.5	No Party may assign, transfer, declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement, whether in whole or in part, without the prior written consent of the other Parties.

12.6	No failure to exercise, nor any delay in exercising, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

12.7	No variation, waiver or other amendment of this Agreement shall be effective or enforceable unless made in writing and signed by or on behalf of the Parties.

13.	Governing Law and Jurisdiction

This Agreement shall be governed by, construed and take effect in accordance with the laws of England and Wales. The Parties to this Agreement submit to the exclusive jurisdiction of the English High Court and agree that the courts of England and Wales shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in four counterparts by their respective duly authorised representatives, each of which is an original and all of which together evidence the same agreement. This Agreement shall not come into effect until each Party has executed at least one counterpart.

Signed by [***]_________________ for and on behalf of VALNEVA AUSTRIA GMBH	) ) )	/s/[***]

Signed by [***]________________ for and on behalf of VALNEVA AUSTRIA GMBH	) ) )	/s/[***]
Signed by [***]________________ for and on behalf of VALNEVA S.E.	) ) )	/s/[***]

Signed by [***] for and on behalf of THE SECRETARY OF STATE FOR BUSINESS, ENERGY AND INDUSTRIAL STRATEGY	) ) )	/s/[***]

Signed by [***] for and on behalf of THE SECRETARY OF STATE FOR HEALTH AND SOCIAL CARE	) ) )	/s/[***]

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Appendix One – Agreed Announcements

Valneva's Public Statement

Valneva SE, a specialty vaccine company, today announced that it has entered into a settlement agreement with the Government of the United Kingdom (“HMG”) in relation to the termination of the supply agreement for Valneva’s COVID-19 vaccine candidate, VLA2001.

The Company announced on September 13, 2021 that it had received a termination notice from HMG, and the termination, which the Company accepted on the basis of HMG’s discretionary right to terminate for convenience, became effective on October 10, 2021.

The settlement agreement resolves certain matters relating to the obligations of the Company and HMG following the termination of the supply agreement and in relation to the separate agreement relating to clinical trials of VLA2001 in the United Kingdom, which remains in place.

The Company continues to have certain other obligations pursuant to provisions of the supply agreement that survive its termination.

The Government Parties' Reactionary Public Statement

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Appendix Two – Completion Statement

[***]